ALLIANCE LIMITED MATURITY GOVERNMENT 			Exhibit 77Q1(a)
 FUND, INC.
811-06627




Articles of Incorporation of the Registrant dated April 8, 1992 - Incorporated by reference to Exhibit (1)(a) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.

Articles of Amendment of the Registrant dated April 28, 1992 - Incorporated by reference to Exhibit (1)(b) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.

Articles Supplementary of the Registrant dated April 30, 1993 - Incorporated by reference to Exhibit (1)(c) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.

Articles of Amendment of the Registrant dated February 29, 1996 - Incorporated by reference to Exhibit (1)(d) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.

Articles Supplementary of the Registrant dated October 2, 1996 - Incorporated by reference to Exhibit (1)(e) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.

Amended By-Laws of the Registrant - Incorporated by reference to Exhibit (2) to Post-Effective Amendment No. 18 to Registrant's
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.



ALLIANCE LIMITED MATURITY GOVERNMENT 			Exhibit 77Q1(e)
 FUND, INC.
811-06627




Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference to Exhibit (5) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 31, 1997.


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